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                                   EXHIBIT A
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                           Agreement of Joint Filing
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          The undersigned hereby agree that they are filing jointly pursuant to
Rule 13d-1 of the Securities Exchange Act of 1934 the statement dated April 10, 1997, containing the information required by Schedule 13D, for the 14,092,482 Shares of the Common Stock of Tosco Corporation held by Union Oil Company of California.

Dated April 10, 1997
                                       UNOCAL CORPORATION
                                       UNION OIL COMPANY OF
                                       CALIFORNIA


                                       By: /s/ Joseph A. Householder
                                           Joseph A. Householder
                                           Vice President, Tax